Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Enovis 401(k) Savings Plan Plus
Wilmington, Delaware

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-173883) of Enovis Corporation of our report dated June 29, 2023, relating to the financial statements and supplemental schedule of the Enovis 401(k) Savings Plan Plus which appear in this Form 11-K for the year ended December 31, 2022.

/s/ BDO USA, LLP
Philadelphia, Pennsylvania

June 29, 2023